CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Vestaur Securities Fund:



We consent to the use of our report, dated January 9, 2004, for Vestaur Securities, Inc. incorporated herein by reference into Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 on Form N-2 (the "Statement"), and to the reference to our firm under the caption "Independent Auditors" in Part A of the Statement.

                                                        /s/ KPMG LLP

Boston, Massachusetts
May 27, 2004